EXHIBIT 2.1

                      AMENDED AND RESTATED
                    ASSET PURCHASE AGREEMENT

     THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 26th day of June 1996, by and among HEMABIOLOGICS, INC., a California corporation ("Seller"), HEMACARE CORPORATION, a California corporation of which Seller is a wholly owned subsidiary ("Parent"), and ATOPIX PHARMACEUTICALS CORPORATION, a California corporation ("Buyer"). This Agreement is being entered into for the purpose of amending and restating the Asset Purchase Agreement, dated as of May 2, 1996, among the parties to this Agreement (the "Original Agreement").
                          WITNESSETH:

     WHEREAS, Seller is the owner of United States Food and Drug Administration ("FDA") establishment license number 0641-004 bearing the FDA registration number 2077790 (the "San Diego Establishment License"), under which Seller conducts operations at 3538 30th Street, San Diego, California 92104 (the "San Diego Center");

     WHEREAS, Seller is also the owner of a number of FDA product licenses associated with the San Diego Establishment License, as set forth on Schedule A-1 attached to this Agreement (the "San Diego Product Licenses" and collectively with the San Diego Establishment License, the "San Diego Licenses");

     WHEREAS, Seller is the owner of FDA establishment license number 0641-007 bearing the FDA registration number 2050075 (the "Sherman Oaks Establishment License"), under which Seller conducts operations at its headquarters facilities at 4954 Van Nuys Boulevard, Sherman Oaks, California 91403 (the "Sherman Oaks Center");

     WHEREAS, Seller is also the owner of a number of FDA product licenses associated with the Sherman Oaks Establishment License, as set forth on Schedule A-2 attached to this Agreement (the "Sherman Oaks Product Licenses" and collectively with the Sherman Oaks Establishment License, the "Sherman Oaks Licenses") (the San Diego Licenses and the Sherman Oaks Licenses are sometimes collectively referred to herein as the "Licenses");

     WHEREAS, Seller owns a partially completed biopharmaceutical manufacturing facility in Valencia, California, at which it has certain items of equipment; and

     WHEREAS, Seller desires to sell to Buyer the Licenses, certain assets of the San Diego Center and certain of the equipment at its Valencia, California facility, and Buyer desires to purchase such assets from Seller and to assume certain liabilities of Seller in connection therewith, on the terms set forth in this Agreement.

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     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Purchase and Sale of Purchased Assets. Seller hereby agrees to sell, transfer, assign and convey to Buyer at the Initial Closing and the Second Closing (each as defined below), and Buyer hereby agrees to purchase from Seller at the Initial Closing and the Second Closing, all of Seller's right, title and interest in and to:

        (a)    At the Initial Closing:

          (i) the equipment (the "Valencia Equipment") located at Seller's Valencia, California facility, located at 24963 Tibbits Avenue (the "Valencia Premises"), described on Schedules D-1 and D-2 attached hereto; provided, however, that the equipment described on Schedule D-1 (the "Clean Room Equipment") shall be subject to purchase and sale under this Agreement only if (A) it can be removed without damage to the Valencia Premises and without impairing the ability of Seller to sublet the Valencia Premises or
              (B) Buyer pays for the costs of restoring the Valencia Premises; and

          (ii) all claims and rights against third parties relating to the Valencia Equipment, including without limitation manufacturers' and vendors' warranties (to the extent that such warranties are transferable by Seller to Buyer), but excluding claims under any insurance policies maintained by or for the benefit of Seller.

        (b)    At the Second Closing:

          (i)   the Licenses;

          (ii) the rights of Seller and/or Parent as lessee to use and obtain title to the seven (7) Haemonetics PCS Ultralite plasma collection machines (serial numbers 92M162, 92M168, 92M151, 92M150, 92M170, 93L172 and
                93L164) located at the San Diego Center (the
                "Haemonetics Equipment");

          (iii) the rights of Seller under that certain Office Lease dated as of November 17, 1993, between Harold
                D. and Anne M. West as landlord (who have assigned their rights thereunder to Logan Heights Family Health Center) and Seller as tenant, for the premises in which the San Diego Center currently operates and which expires January 31, 1999 (the "Lease"), which include the rights of Seller to any and all deposits held by the landlord under the Lease;

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          (iv)  the furniture, fixtures, leasehold improvements and
                equipment at the San Diego Center described on Schedule B attached hereto (the "Other San Diego
                Equipment");

          (v) those items of materials inventory of the type described on Schedule C attached hereto as shall be on hand at the San Diego Center on the Second Closing Date (as defined below), with no assurance or guaranty of any minimum inventory to be on hand on the Second Closing Date;

          (vi) all plasma inventory on hand at the San Diego Center on the Second Closing Date other than any plasma inventory (including work in progress) that was on hand on or prior to the Initial Closing Date (as defined below), and all accounts receivable of the San Diego Center other than those relating to any plasma inventory (including work in progress) that was on hand on or prior to the Initial Closing Date;

          (vii) originals or copies of business and regulatory records maintained by Seller with respect to the assets being purchased hereunder and Seller's operations under the Licenses (including donor lists and records, inspection records and FDA-approved Standard Operating Procedures) that are necessary for Buyer to continue the operation of the San Diego Center;

         (viii) all of Seller's rights under the equipment leases, purchase obligations, equipment maintenance and service contracts (unless such maintenance and service contracts are cancellable by Seller without penalty upon thirty (30) days' notice or less) described on Schedule E-1 attached hereto, and all open contracts and purchase orders for disposable or consumable supplies for the San Diego Center as of the Second Closing Date (collectively, the "Assumed Contracts"); and

          (ix) all claims and rights against third parties relating to the assets being purchased hereunder at the Second Closing, including without limitation manufacturers' and vendors' warranties (to the extent that such warranties are transferable by Seller to Buyer), but excluding claims under any insurance policies maintained by or for the benefit of Seller.

The foregoing assets are referred to in this Agreement as the "Purchased Assets." The current equipment lease between Seller or Parent and Haemonetics (the "Haemonetics Lease") provides for the lease of equipment in addition to the Haemonetics Equipment, with respect to which neither the rights nor the obligations of Seller or Parent are being transferred to or assumed by Buyer. The Haemonetics Lease provides for Parent and/or Seller to purchase at specified prices certain minimum quantities of Haemonetics consumable kits (Haemonetics list number 525) in lieu of lease payments, which obligations are stated on an aggregate basis rather than on a per machine basis. As of the date of this Agreement, Seller and Parent have not satisfied these minimum purchase obligations.

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     2. Excluded Assets.  The Purchased Assets shall include only those assets described in Section 1 and shall not include any other assets of Seller or Parent (all of which excluded assets are herein referred to as the "Excluded Assets"). Without limiting the description of the Excluded Assets, it is hereby agreed that all of the following shall be Excluded Assets:

        (a) all cash, accounts receivable (other than those described in Section 1((b)(vi)), bank accounts and other cash assets;

        (b) all plasma inventories (including work in progress) in existence on or prior to the Initial Closing Date;

        (c) the Clean Room Equipment to the extent that it is not subject to purchase and sale under this Agreement as provided in Section 1(a)(i);

        (d) Seller's rights under the lease for the Valencia
            Premises;

        (e) any tangible or intangible assets of Seller or Parent located or held for use at the Sherman Oaks
            Center other than the Sherman Oaks Licenses;

        (f) Seller's rights under any insurance policies with respect to any of the Purchased Assets, including without limitation rights to any premiums paid in respect of any period following the applicable Closing Date; and

        (g) Seller's rights under the contracts related to the operations of the San Diego Center described on Schedule E-2 attached to this Agreement (the
            "Terminable Contracts"), which will be terminated by Seller on or about the Second Closing Date.

        Buyer acknowledges its awareness and understanding that some of the Terminable Contracts, as designated on Schedule E-2 (the "Essential Contracts"), are essential to the operations and/or regulatory compliance of the San
        Diego Center.

     3. Assumed Liabilities.  Buyer shall assume as of the Second
Closing and perform when due:

        (a) Seller's obligations to be performed after the Second Closing Date under or in connection with the Lease, the Assumed Contracts and the Licenses;

        (b) Seller's obligations under the Haemonetics Lease with respect to the Haemonetics Equipment, as it shall be amended by the Haemonetics Amendment as contemplated by Section 10(a)(v); and

        (c) all trade payables of or relating to the San Diego
            Center in respect of the period following the Second
            Closing Date.

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The foregoing obligations and liabilities are referred to in this
Agreement as the "Assumed Liabilities." Buyer shall not assume or be bound by any duties, obligations or liabilities of Seller in existence on the Second Closing Date of any kind or nature, known, unknown, contingent or otherwise, other than the Assumed Liabilities.

     4. Purchase Prices and Terms of Payment; Payment of Outstanding Obligation by Buyer to Seller.

         (a) Purchase Prices. The purchase price for the Purchased Assets other than the Valencia Equipment and the Sherman
Oaks Licenses (the "San Diego Assets") shall be One Hundred Sixteen
Thousand Dollars ($116,000) (the "San Diego Purchase Price"), of which Twenty-One Thousand Dollars ($21,000) is allocated to the San
Diego Assets described in Sections 1(b)(iv) and 1(b)(v) and Ninety-Five Thousand Dollars ($95,000) is allocated to the other San Diego Assets.
The purchase price for the Sherman Oaks Licenses (the "Sherman Oaks Purchase Price") shall be Twenty-Five Thousand Dollars ($25,000). The purchase price for the Valencia Equipment(the "Valencia Purchase Price") shall be Two Hundred Thousand Dollars ($200,000), and there shall be no deduction from the Valencia Purchase Price if the Clean Room Equipment becomes part of the Excluded Assets. The San Diego Purchase Price, the Sherman Oaks Purchase Price and the Valencia Purchase Prices are collectively referred to in this Agreement as the "Purchase Price." Each party agrees to report the purchase and sale of the Purchased Assets for federal and state tax purposes in accordance with the allocation of the Purchase Price set forth herein.

         (b)   Payment of San Diego and Sherman Oaks Purchase
Prices. Each of the San Diego Purchase Price and the Sherman Oaks Purchase Price shall be payable by certified or bank cashier's check at the Initial Closing.

         (c) Payment of Valencia Purchase Price and Security Agreement. The Valencia Purchase Price shall be evidenced by a negotiable promissory note (the "Note") delivered at the Initial Closing substantially in the form attached hereto as Exhibit 1 and otherwise satisfactory in form and substance to Seller. The Note and the other obligations of Buyer to Seller under this Agreement with respect to the Valencia Equipment will be secured by a first in priority security interest in the Valencia Assets, which shall be granted by Buyer to Seller pursuant to a Security Agreement (the "Security Agreement") entered into at the Initial Closing substantially in the form attached hereto as Exhibit 2 and otherwise satisfactory in form and substance to Seller. Prior to the Initial Closing, Buyer and Seller shall execute a financing statement on Form UCC-1 in form and substance satisfactory to Buyer (the "Financing Statement"), which Financing Statement shall be recorded in the Office of the Secretary of State of California prior to the Closing Date.

         (d) Payment of Outstanding Balance. Buyer remains indebted to Seller in the amount of Fourteen Thousand
Dollars ($14,000) for prior plasma collection and storage services. This balance shall be paid in cash on the earlier of the Initial Closing Date and June 30, 1996. If paid at the Initial Closing, this payment shall be made by certified or bank cashier's check. Upon the payment in full of this balance, Seller shall deliver possession to Buyer of the plasma so collected and stored by Seller. Any payments made by Buyer to Seller for prior plasma

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collection and storage services, including a $40,000 payment made in March 1996 and the $14,000 balance referenced above shall not be refundable in the event of the termination of this Agreement for any reason.

     5. Delivery of Valencia Equipment. At the Initial Closing, Seller shall deliver possession of the Valencia Equipment to Buyer at the Valencia Premises. Buyer agrees immediately thereafter to accept delivery of the Equipment and to remove it, at Buyer's sole risk and expense, from such location. Notwithstanding any other provision of this Agreement or the Security Agreement to the contrary, all risk of loss of the Valencia Equipment shall pass to and shall be assumed by Buyer as of the Initial Closing. If the Valencia Equipment is not removed by Buyer from the Valencia
Premises within fifteen (15) days after the Initial Closing Date, Buyer shall pay to Seller One Hundred and 00/100 Dollars ($100.00) per day for each day thereafter until the date of removal of all of the Valencia Equipment from the Valencia Premises; provided, however, that if Seller needs to remove the Valencia Equipment in order to sublet, assign or terminate its lease for all or any portion of its space in Valencia, California, Buyer shall reimburse Seller for the actual costs incurred by Seller to move and store the Valencia Equipment in lieu of such payment. Such reimbursements shall be made as such costs are incurred by Seller. Seller may withhold delivery of possession of the Valencia
Equipment pending the satisfaction of any amounts due from Buyer under this Section.

     6. Equipment Sold "As Is". Seller is selling the Haemonetics Equipment, the Other San Diego Equipment and the Valencia Equipment (collectively, the "Equipment") and Buyer agrees to accept the Equipment, "As Is." Buyer represents and warrants that it has had sufficient opportunity to inspect the Equipment to its satisfaction. WITH RESPECT TO THE EQUIPMENT, SELLER HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SELLER FURTHER HEREBY DISCLAIMS ANY AND ALL LIABILITY FOR CONSEQUENTIAL AND INCIDENTAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH ANY CLAIM WITH RESPECT TO THE EQUIPMENT, INCLUDING BUT NOT LIMITED TO CLAIMS OF NEGLIGENCE, STRICT LIABILITY IN TORT OR BREACH OF CONTRACT.

     7.   Transfer of Licenses; Additional Authorizations.

         (a) Transfer of Licenses. Promptly following the execution of the Original Agreement, Seller prepared and submitted applications to the FDA seeking amendments to the Licenses for the assignment and transfer of the Licenses to Buyer. Seller has requested the FDA to register the assignment and transfer of the San Diego Licenses and the Sherman Oaks Licenses as of the same effective date. Buyer has cooperated and shall continue to cooperate with Seller in the preparation and submission of these applications as requested by Seller. Seller agrees to use commercially reasonable efforts to seek the transfer and assignment of the Licenses to Buyer as soon as possible. If the FDA amends the Licenses to give effect to the transfer of the Licenses from Seller to Buyer and this Agreement is subsequently terminated prior to Second Closing for any reason, Buyer and Seller shall use their

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best efforts to cause the FDA to amend the Licenses to transfer them back to Seller from Buyer. From the date of any amendment of the Licenses giving effect to their transfer from Seller to Buyer until the Closing, Buyer shall conduct no operations under any of the Licenses.

         (b) Buyer's Responsibilities for Additional Authorizations. Buyer acknowledges and agrees that it shall have the sole responsibility to seek, obtain or make any and all licenses, permits, qualifications, registrations or other authorizations (other than the Licenses) from, or filings with, governmental, regulatory or accreditation authorities necessary for it to conduct operations under the Licenses or otherwise, including without limitation applications to the FDA for the relocation of the Sherman Oaks Licenses to a location of Buyer upon or after the Second Closing ("Additional Authorizations"). The purchase and sale of the Purchased Assets is not and shall not be conditioned in any way upon the receipt by Buyer of any Additional Authorizations, and Seller hereby makes no representation or warranty concerning the need for any Additional Authorizations or the ability of Buyer to obtain any Additional Authorizations. Notwithstanding any other provision hereof to the contrary, Buyer shall have no right to conduct any operations under the Sherman Oaks License in any facility of Seller or Parent, including without limitation the Sherman Oaks Center. Buyer hereby acknowledges that Seller has disclosed to it that Seller has permitted its State of California Biologics License and CLIA certificate for the Sherman Oaks Center to expire.

     8. Representations and Warranties of Seller and Parent. Seller and Parent hereby jointly and severally represent and warrant to Buyer that:

         (a) Each of Seller and Parent is a corporation duly organized and validly existing in good standing under the laws of California and, in the case of Seller, with the power to own the Purchased Assets.

         (b) Each of Seller and Parent has the power and authority to execute, deliver and perform this Agreement. Such execution, delivery and performance have been duly authorized by all necessary action on the part of each of Seller and Parent, do not and will not require any approvals on behalf of either Seller or Parent not heretofore obtained and do not and will not contravene the organizational or charter documents of either Seller or Parent or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, or result in the creation or imposition of any lien, charge, encumbrance or claim of any nature whatsoever upon any of the Purchased Assets pursuant to, any agreement or instrument to which either Seller or Parent is a party or by which either Seller or Parent or any of their respective properties or assets is bound, subject to the procurement of any consents otherwise contemplated hereby. Neither Seller nor Parent is a party to, or subject to or bound by, any judgment, injunction or decree of any court or governmental authority which may restrict or interfere with the performance by it of this Agreement or the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and Parent will not result in any violation by either Seller or Parent of any law, rule or regulation applicable to it or the Purchased Assets. This Agreement is, and each of the other instruments and documents to be executed by either Seller or Parent hereunder will

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be, a valid and binding obligation of such party enforceable in accordance with its terms.

         (c) Seller has and will convey to Buyer, good and marketable title to all the Purchased Assets, subject to no mortgage, security interest, pledge, lien, conditional sales agreement, claim, restriction, reservation, covenant, encumbrance, charge, restraint on transfer, or any other title defect of any nature whatsoever, except for the Assumed Liabilities and, as of the date of this Agreement but not as of the Second Closing Date, defaults under the Haemonetics Lease. There are no liabilities of Seller with respect to any of the Purchased Assets other than the Assumed Liabilities for which Buyer will be responsible or to which the Purchased Assets will be subject upon their sale, assignment, transfer and conveyance by Seller to Buyer.

         (d) Except for the amendment of the Licenses by the FDA to give effect to the transfer of the Licenses from Seller to Buyer, no consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority or other governmental body is required for the execution, delivery and performance by Seller of this Agreement, and the other instruments and documents required or contemplated hereby. No consent of any party is required for the execution, delivery and performance by Seller of this Agreement or such other instruments and documents, except for the consents of the landlord under the Lease and the consent of Haemonetics to the Haemonetics Amendment (as contemplated by Section 10(a)(v).

         (e) No material investigation or review by any governmental entity with respect to any of the Purchased Assets is pending or, to the best knowledge of Seller's and Parent's respective senior officers, threatened, nor has any governmental entity indicated to either Seller or Parent an intention to conduct such an investigation or review; and there is no action, suit or proceeding pending or, to the best knowledge of Seller's and Parent's respective senior officers, threatened against or affecting any of the Purchased Assets at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either singly or in the aggregate would, if adversely determined, have a material adverse effect on the ownership, possession or use of the Purchased Assets by Buyer after the sale and conveyance of such Purchased Assets hereunder, or which would impair Seller's ability to perform this Agreement or the transactions contemplated hereby. To the best knowledge of the respective senior officers of Seller and Parent, the operations of neither the San Diego Center nor the Sherman Oaks Center is being conducted in violation of any applicable law, ordinance, regulation, decree or order or any court or governmental entity.

         (f) To the best knowledge of Seller's and Parent's respective senior officers, the Lease and each of the Assumed Contracts is valid and binding upon each party thereto and is in full force and effect, there is no material default or claim of default under any provision thereof and no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a material default by Seller (or, to the best knowledge of Seller's and Parent's respective senior officers, any other party thereto) under any provision thereof (other than the Haemonetics Lease with respect to which Seller and/or Parent is currently in default), or would permit modification, acceleration

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or termination of the Lease or any Assumed Contract by any other party thereto or by Seller (except for the Haemonetics Lease).

         (g) Seller is not a "foreign person" as that term is defined for purposes of the Internal Revenue Code of 1986, as amended.

         9. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller and Parent that:

         (a) Buyer is a corporation duly organized and validly existing in good standing under the laws of California with the power to acquire and own the Purchased Assets.

         (b) Buyer has the power and authority to execute, deliver and perform this Agreement. Such execution, delivery and performance have been duly authorized by all necessary action on the part of Buyer, do not and will not require any approvals on behalf of Buyer not heretofore obtained and do not and will not contravene the organizational or charter documents of Buyer or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to any agreement or instrument to which Buyer is a party or by which Buyer or any of its properties or assets is bound. Buyer is not a party to, or subject to or bound by, any judgment, injunction or decree of any court or governmental authority which may restrict or interfere with the performance by it of this Agreement or the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer will not result in any violation by Buyer of any law, rule or regulation applicable to Buyer. This Agreement is, and each of the other instruments and documents to be executed by Buyer hereunder will be, a valid and binding obligation of Buyer enforceable in accordance with its terms.

         (c) All information furnished or to be furnished by Buyer to Seller or the FDA in connection with seeking the amendments of the Licenses as contemplated by this Agreement is or will be true, correct and complete in all material respects.

     10.    Covenants of the Parties.

         (a) Seller's Covenants. Seller (and/or Parent to the extent provided below) covenants and agrees with Buyer that between the date of this Agreement and the Initial Closing Date or the Second Closing Date, as the case may be:

          (i) Seller will conduct the business of the San Diego Center in the ordinary course and substantially in the same manner as heretofore conducted, will perform all acts to be performed by it pursuant to this Agreement and will refrain from taking or omitting to take any action that would violate Seller's and Parent's representations and warranties hereunder or render them inaccurate as of the date hereof or the Initial Closing Date or the Second Closing Date or that in any way would prevent the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, if the FDA has amended the Licenses giving effect to the transfer of the Licenses from Seller to Buyer prior to the Second Closing,

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     Seller shall cease all operations at the San Diego Center and the Sherman Oaks Center that are dependent upon the Licenses.

          (ii) Seller will give prompt notice to Buyer of any breach or default (or notice thereof) of the Lease or any Assumed Contract or any other event that may have a material adverse effect on the Purchased Assets following their sale, transfer and conveyance hereunder.

          (iii) Seller will permit Buyer and its authorized representatives at reasonable times to have access to and to examine the tangible Purchased Assets.

          (iv) Seller will use its best efforts to obtain the consents of other parties required for the consummation of the transactions contemplated by this Agreement and to cause the FDA to transfer the Licenses from Seller to Buyer.

          (v) Seller and/or Parent will use their best efforts to enter into a modification of the Haemonetics Lease (the "Haemonetics Amendment") providing for the waiver and release of all prior defaults under the Haemonetics Lease with respect to the Haemonetics Equipment and severable future rights and obligations with respect to the Haemonetics Equipment on terms either (A) no more onerous than those applicable to the other equipment leased thereunder or (B) otherwise reasonably acceptable to Buyer.

          (vi) Seller and Parent will promptly furnish Buyer with the information necessary to prepare the notice(s) contemplated by Section 10(b)(v), including all names and businesses addresses used by Seller within the last three years and the location of all assets to be transferred under this Agreement.

         (b) Buyer's Covenants. Buyer covenants and agrees with Seller that between the date of this Agreement and the Closing Date or the Second Closing date, as the case may be (or in the case of clause (ii) below, the date of payment in full of the Note):

          (i) Buyer will perform all acts to be performed by it pursuant to this Agreement and will refrain from taking or omitting to take any action that would violate its representations and warranties hereunder or render them inaccurate as of the date hereof or the Initial Closing Date or the Second Closing Date, as the case may be, or that in any way would prevent the consummation of the transactions contemplated hereby.

          (ii) Buyer will use its best efforts to complete the Private Placement as soon as practicable.

          (iii) Buyer will use its best efforts to cause the FDA to amend the Licenses to give effect to the transfer of the Licenses from Seller to Buyer.

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          (iv) Buyer will arrange to contract with vendors, as of
     the Second Closing Date, for the provision of all goods and services of the types provided to Seller under the Essential
     Contracts.

          (v) Buyer will give timely notice(s), in compliance with Division 6 of the California Commercial Code, of the transfer(s) contemplated by this Agreement.

Notwithstanding the compliance by the parties with the requirements of Division 6 of the California Commercial Code, none of the parties shall be estopped or prevented from asserting as a bar or defense to any action or proceeding brought under such law that such law does not apply to the sale contemplated by this Agreement.

         (c) Additional Covenant of Buyer to Maintain Records. Buyer covenants and agrees with Seller to maintain all records described in Section 1(b)(vii) without alteration for such periods of time as shall be necessary to satisfy any federal, state or local legal or regulatory requirements applicable to Seller or Buyer, and to permit Seller to have access to any and all such transferred records at reasonable times for the purpose of demonstrating compliance by Seller with such requirements.

         (d) Additional Covenant to Enter into Interim Operating Agreement. At the Initial Closing, Buyer and Seller shall enter into an Interim Operating Agreement substantially in the form of
Exhibit 3 attached hereto (the "Interim Operating Agreement").

     11.     Conditions to Obligations of Buyer.

         (a) Initial Closing. The obligation of Buyer to proceed with the Initial Closing is subject to the satisfaction or waiver of the following conditions on or before the Initial Closing Date:

          (i) Each representation and warranty of Seller and Parent made in or pursuant to this Agreement shall be true and correct in all material respects as of the date made and at and as of the Initial Closing Date, with the same force and effect as though made at and as of the Initial Closing Date, and Buyer shall have received from appropriate officers of each of Seller and Parent a certificate or certificates to such effect, in form and substance reasonably satisfactory to Buyer.

          (ii) Each of Seller and Parent shall have performed and complied with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Initial Closing, and Buyer shall have received from appropriate officers of each of Seller and Parent a certificate or certificates to such effect, in form and substance reasonably satisfactory to Buyer.

          (iii)     There shall be no suit, action or other
     proceeding pending or threatened before any court or before or by any governmental agency in which it is sought to restrain, prohibit, invalidate or set aside in whole or in part the consummation of this Agreement or the transactions contemplated hereby or to obtain substantial damages in connection therewith.

          (iv) Seller and/or Parent shall have obtained the contractual consents referred to in Section 8(d) or otherwise required for the sale and assignment, as of the Second Closing Date, to Buyer of the Purchased Assets or for the consummation of the transactions contemplated hereby.

          (v) The notice contemplated by Section 10(b)(v) with respect to the Purchased Assets to be sold, transferred and conveyed at the Initial Closing shall have been given in the manner and within the time periods required by Division 6 of the California Commercial Code.

          (vi) The Haemonetics Amendment shall have been entered into (or shall be the subject of an irrevocable offer from Haemonetics) and, if executed, shall be in full force and effect with an effective date of the Second Closing Date.

         (b) Second Closing. The obligation of Buyer to proceed with the Second Closing is subject to the satisfaction or waiver of the following conditions on or before the Second Closing Date:

          (i) Each representation and warranty of Seller and Parent made in or pursuant to this Agreement (except any such representations and warranties to the extent they relate to the sale, transfer and conveyance of the Valencia Equipment consummated at the Initial Closing) shall be true and correct in all material respects as of the Second Closing Date, with the same force and effect as though made at and as of the Second Closing Date, and Buyer shall have received from appropriate officers of each of Seller and Parent a certificate or certificates to such effect, in form and substance reasonably satisfactory to Buyer.

          (ii) Each of Seller and Parent shall have performed and complied with all the obligations, agreements and conditions (other than any such obligations, agreements and conditions to the extent they relate to the sale, transfer and conveyance of the Valencia Equipment consummated at the Initial Closing) required by this Agreement and the Interim Operating Agreement to be performed or complied with by it at or prior to the Second Closing, and Buyer shall have received from appropriate officers of each of Seller and Parent a certificate or certificates to such effect, in form and substance reasonably satisfactory to Buyer.

          (iii)     There shall be no suit, action or other
     proceeding pending or threatened before any court or before or by any governmental agency in which it is sought to restrain, prohibit, invalidate or set aside in whole or in part the consummation of this Agreement or the transactions contemplated hereby or to obtain substantial damages in connection therewith.

          (iv) The FDA shall have amended the San Diego Licenses to give effect to their transfer from Seller to Buyer.

          (v) The notice contemplated by Section 10(b)(v) with respect to the Purchased Assets to be sold, transferred and conveyed at the Second Closing shall have been given in the manner and within the time periods required by Division 6 of the California Commercial Code.

          (vi) The Haemonetics Amendment shall have been entered into and shall be in full force and effect.

          (vii) Seller and/or Parent shall have obtained the contractual consents referred to in Section 8(d) or otherwise required for the sale and assignment, as of the Second Closing Date, to Buyer of the Purchased Assets or for the consummation of the transactions contemplated hereby.

          (ix) The Initial Closing shall have been completed.

     12.    Conditions to Obligations of Seller.

         (a) Initial Closing. The obligation of Seller to proceed with the Initial Closing is subject to the satisfaction or waiver of the following conditions on or before the Initial Closing
Date:

          (i) Each representation and warranty of Buyer made in or pursuant to this Agreement shall be true and correct in all material respects as of the date made and at and as of the Initial Closing Date, with the same force and effect as though made at and as of the Initial Closing Date, and Seller and Parent shall have received from appropriate officers of Buyer a certificate or certificates to such effect, in form and substance reasonably satisfactory to Seller.

          (ii) Buyer shall have performed and complied with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Initial Closing, and Seller and Parent shall have received from appropriate officers of Buyer a certificate or certificates to such effect, in form and substance reasonably satisfactory to Seller and Parent.

          (iii)     There shall be no suit, action or other
     proceeding pending or threatened before any court or before or by any governmental agency in which it is sought to restrain, prohibit, invalidate or set aside in whole or in part the consummation of this Agreement or the transactions contemplated hereby or to obtain substantial damages in connection therewith.

          (iv) Seller and/or Parent shall have obtained the contractual consents referred to in Section 8(d) or otherwise required for the sale and assignment to Buyer of the Purchased Assets or for the consummation of the transactions contemplated hereby.

          (v) The notice contemplated by Section 10(b)(v) with respect to the Purchased Assets to be sold, transferred and conveyed at the Initial Closing shall have been given in the manner and within the time periods required by Division 6 of the California Commercial Code.

          (vi) The Haemonetics Amendment shall have been entered into (or shall be the subject of an irrevocable offer from Haemonetics) and, if executed, shall be in full force and effect with an effective date of the Second Closing Date.

          (vii) The Financing Statement shall have been duly and properly recorded by the Office of the Secretary of State of California sufficient to perfect the security interest to be granted under the Security Agreement as a first in priority security interest in the Valencia Equipment, and Seller shall have received a copy of the recorded Financing Statement, which in form and substance shall be satisfactory to Seller and its counsel.

         (b) Second Closing. The obligation of Seller to proceed with the Second Closing is subject to the satisfaction or waiver of the following conditions on or before the Second Closing Date:

          (i) Each representation and warranty of Buyer made in or pursuant to this Agreement (except any such representations and warranties to the extent they relate to the sale, transfer and conveyance of the Valencia Equipment consummated at the Initial Closing) shall be true and correct in all material respects as of the Second Closing Date, with the same force and effect as though made at and as of the Second Closing Date, and Seller and Parent shall have received from appropriate officers of Buyer a certificate or certificates to such effect, in form and substance reasonably satisfactory to Seller and Parent.

          (ii) Buyer shall have performed and complied with all the obligations, agreements and conditions required by this Agreement and the Interim Operating Agreement to be performed or complied with by it at or prior to the Second Closing, and Seller and Parent shall have received from appropriate officers of Buyer a certificate or certificates to such effect, in form and substance reasonably satisfactory to Seller and Parent.

          (iii)     There shall be no suit, action or other
     proceeding pending or threatened before any court or before or by any governmental agency in which it is sought to restrain, prohibit, invalidate or set aside in whole or in part the consummation of this Agreement or the transactions contemplated hereby or to obtain substantial damages in connection therewith.

          (iv) The FDA shall have amended the San Diego Licenses to give effect to their transfer from Seller to Buyer.

          (v) The notice contemplated by Section 10(b)(v) with respect to the Purchased Assets to be sold, transferred and conveyed at the Second Closing shall have been given in the manner and within the time periods required by Division 6 of the California Commercial Code.

          (vi) No Event of Default under the Security Agreement shall have occurred and be continuing as of the Second Closing Date, and no event shall have occurred as of the Second Closing Date that, with notice or the passage of time or both, will result in an Event of Default under the Security Agreement, and Seller and Parent shall have received from appropriate officers of Buyer a certificate or certificates to such effect, in form and substance reasonably satisfactory to Seller and Parent.

          (vii) Seller and/or Parent shall have obtained the contractual consents referred to in Section 8(d) or otherwise required for the sale and assignment to Buyer of the Purchased Assets or for the consummation of the transactions contemplated hereby.

          (viii) The Haemonetics Amendment shall have been entered into and shall be in full force and effect as of the Second Closing Date.

          (ix) The Initial Closing shall have been completed.

     13. Closings.

         (a)   Initial Closing.  Except as provided in
Sections 13(b) and (c) below, the transfers and deliveries to be made pursuant to this Agreement (the "Initial Closing") shall take place at the offices of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation, at 4:00 p.m. on such date designated by Seller within five (5) days after the last to occur of (i) the date of the consent of the landlord for the assignment of the Lease to Buyer, (ii) the date of the last contractual consent referred to in
Section 8(d) or otherwise required for the sale and assignment to Buyer of the Purchased Assets or for the consummation of the transactions contemplated hereby, (iii) the date of execution of the Haemonetics Amendment or, if earlier, the date of an irrevocable offer from Haemonetics to enter into the Haemonetics Amendment effective as of the Second Closing Date, or such other place, time or date as the parties shall agree upon in writing.
The date on which the Initial Closing is to occur is herein referred to as the "Initial Closing Date". At the Initial Closing, the parties shall deliver the following documents or such documents in substitution therefor as are satisfactory to the recipient:

          (i) Deliveries by Seller. Seller (and/or Parent, as the case may be) shall deliver to Buyer:

               (A)  Bills of sale, instruments of transfer,
     assignment and conveyance, and other instruments in form and substance satisfactory to Buyer and sufficient to convey, transfer, and assign to Buyer and effectively vest in Buyer all right, title and interest in and to the Purchased Assets to be conveyed at the Initial Closing and good and marketable title to the Purchased Assets to be conveyed at the Initial Closing subject only to exceptions referred to on the Schedules hereto;

               (B) All required consents to assignments, as of the Second Closing Date, of the Lease and the Assumed Contracts, including the Haemonetics Amendment (or the irrevocable offer by Haemonetics to enter into the Haemonetics Amendment effective as of the Second Closing);

               (C)  The Security Agreement;

               (D) Certified copies of the resolutions, duly adopted by the Board of Directors of Seller, that shall be in full force and effect at the time of delivery, authorizing the execution, delivery and performance of this Agreement;

               (E) The certificates executed by officers of Seller and Parent provided for in Sections 11(a)(i) and 11(a)(ii);

               (F) Possession of the Purchased Assets to be conveyed at the Initial Closing;

               (G)  The Interim Operating Agreement; and

               (H) Such other instruments and documents as may be reasonably requested by, and in form and substance satisfactory to, Buyer.

          (ii) Deliveries by Buyer. Buyer shall deliver to Seller (and/or Parent, as the case may be):

               (A) Certified or bank cashier's checks in the aggregate amount required by Sections 1(a)(i) (clause (B)), 4(a), 4(d) and 16;

               (B)  The Note and the Security Agreement;

               (C) Certified copies of resolutions, duly adopted by the Board of Directors of Buyer that shall be in full force and effect at the time of delivery, authorizing the execution, delivery and performance of this Agreement, the Note and the Security Agreement;

               (D) The certificates executed by officers of Buyer provided for in Sections 12(a)(i) and 12(a)(ii);

               (E)  The Interim Operating Agreement; and

               (F) Such other instruments and documents as may be reasonably requested by, and in form and substance satisfactory to, Seller.

         (b)   Second Closing.  Except as provided in
Sections 13(a) and (c) below, the transfers and deliveries to be made pursuant to this Agreement (the "Second Closing") shall take place at the offices of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation, at 4:00 p.m. on such date designated by Seller within five (5) days after the date on which the parties receive notice of the amendment of the San Diego Licenses by the FDA giving effect to the transfer of the San Diego Licenses from Seller to Buyer, or such other place, time or date as the parties shall agree upon in writing. The date on which the Second Closing is to occur is herein referred to as the "Second Closing Date". At the Second Closing, the parties shall deliver the following documents or such documents in substitution therefor as are satisfactory to the recipient:

          (i) Deliveries by Seller. Seller (and/or Parent, as the case may be) shall deliver to Buyer:

               (A)  Bills of sale, instruments of transfer,
     assignment and conveyance, and other instruments in form and substance satisfactory to Buyer and sufficient to convey, transfer, and assign to Buyer and effectively vest in Buyer all right, title and interest in and to the Purchased Assets to be conveyed at the Second Closing and good and marketable title to the Purchased Assets to be conveyed at the Second Closing subject only to exceptions referred to on the Schedules hereto;

               (B) The amendment of the Licenses giving effect to the transfer of the Licenses from Seller to Buyer;

               (C) All required consents to assignments of the Lease and the Assumed Contracts, including the Haemonetics
     Amendment;

               (D) The certificates executed by officers of Seller and Parent provided for in Sections 11(b)(i) and 11(b)(ii);

               (E) Possession of the Purchased Assets to be conveyed at the Second Closing; and

               (F) Such other instruments and documents as may be reasonably requested by, and in form and substance satisfactory to, Buyer.

          (ii) Deliveries by Buyer. Buyer shall deliver to Seller (and/or Parent, as the case may be):

               (A) The certificates executed by officers of Buyer provided for in Sections 12(b)(i), 12(b)(ii) and 12(b)(vi);
     and

               (B) Such other instruments and documents as may be reasonably requested by, and in form and substance satisfactory to, Seller.

         (d) Delayed Closing or Termination of Agreement with Respect to Sherman Oaks Licenses. Notwithstanding any other provision of this Agreement to the contrary, if the FDA has not amended the Sherman Oaks Licenses to give effect to their transfer from Seller to Buyer on or before the Second Closing Date, the sale, purchase and transfer of the Sherman Oaks Licenses shall be excluded from the Second Closing; provided, however, that the application to the FDA for the amendment of the Sherman Oaks Licenses to effect their transfer shall remain pending and the obligations of the parties hereunder with respect to the sale, purchase and transfer of the Sherman Oaks Licenses hereunder shall survive the Second Closing. Within five (5) days following the FDA's amendment of the Sherman Oaks Licenses to give effect to their transfer from Seller to Buyer, the parties shall conduct an additional closing with respect to the Sherman Oaks Licenses (the "Additional Closing") at which Seller shall deliver the items described in clauses (B), (D) and (F) of Section 13(b)(i) and Buyer shall deliver the items described in clauses (A) and (B) of
Section 13(b)(ii). Subject to the foregoing, the date, time and place of the Additional Closing shall be mutually agreed upon by Seller and Buyer. Without prejudice to any other rights or remedies which it may have, either Seller or Buyer may, prior to the Additional Closing, forthwith abandon the transactions contemplated hereby to be consummated at the Additional Closing by written notice to the other party if there shall have been a failure of condition or a breach of any representation or warranty contained herein by the other party (including Parent in the case of Seller) which failure or breach is not cured or cannot reasonably be cured prior to the Additional Closing, or if a default shall be made by any other party in the timely performance of any of that party's agreements or obligations contained herein. If Buyer is the terminating party under the preceding sentence, Seller and/or Parent shall promptly return to Buyer the amount of the Sherman Oaks Purchase Price actually paid by Buyer. If the FDA has not amended the Sherman Oaks Licenses to give effect to their transfer from Seller to Buyer within ninety (90) days following the Second Closing, either Seller or Buyer may terminate its obligations hereunder with respect to the sale, purchase and transfer of the Sherman Oaks Licenses (except for the provisions of Sections 15, 16, 19 and 20, which shall continue in effect) by written notice given to the other party. In the event of any termination permitted by the preceding sentence, Seller and/or Parent shall promptly return to Buyer the amount of the Sherman Oaks Purchase Price actually paid by Buyer (unless the failure of the FDA to amend the Sherman Oaks License is due to failure of a condition to Seller's obligations or a breach of any representation or warranty contained herein by Buyer or a default by Buyer in the timely performance of any of its obligations contained herein, and no party hereto shall have any other liability or obligation pursuant to this Agreement to any other party hereto with respect to the Sherman Oaks Licenses, except for liabilities or obligations arising under Sections 15, 16, 19 and 20.

     14. Termination. This Agreement (except for the provisions of Sections 4(d), 7(a), 15, 16, 19, 20 and 22, which shall continue in effect) and the transactions contemplated hereby may be terminated and abandoned at any time prior to the Initial Closing Date or the Second Closing Date (i) by mutual written agreement of Buyer and Seller, (ii) by Buyer or Seller upon written notice given to the other party after entry of a restraining order or injunction restraining or prohibiting the sale or purchase of the Purchased Assets, or (iii) with respect to a termination prior to the Initial Closing Date only, by Buyer or Seller upon written notice to the other party if the Initial Closing shall not have taken place by August 15, 1996, other than by reason of a matter within the control of the party asserting such termination. In the event of any termination permitted by the preceding sentence, no party hereto shall have any liability or obligation pursuant to this Agreement to any other party hereto, except for liabilities or obligations arising under Sections 4(d), 7(a) 15, 16, 19, 20 and
22. Without prejudice to any other rights or remedies which it may have, either Seller or Buyer may, prior to the Initial Closing or the Second Closing, as applicable, abandon the transactions contemplated hereby by written notice to the other party if there shall have been a failure of condition or a breach of any representation or warranty contained herein by the other party (including Parent in the case of Seller) which failure or breach is not cured or cannot reasonably be cured prior to the Initial Closing, or if a default shall be made by any other party in the timely performance of any of that party's agreements or obligations contained herein or in the Interim Operating Agreement. Notwithstanding the foregoing or any other provision of this Agreement, no termination of this Agreement following the Initial Closing shall result in any rescission, reformation or termination of the sale, transfer and conveyance of the Purchased Assets consummated at the Initial Closing. In the event of a termination of this Agreement after the Initial Closing, Seller and/or Parent shall promptly return to Buyer the amount of the Purchase Price (excluding the Valencia Purchase Price) plus any sales tax thereon actually paid by Buyer; provided, however, that if any such termination is made by Seller due to a failure or breach by Buyer, Seller and/or Parent shall be entitled to retain out of such amount as liquidated damages and not as a penalty Fifty Thousand and 00/100 Dollars ($50,000.00). BUYER HEREBY AGREES THAT THE AMOUNT OF DAMAGES SELLER AND PARENT WOULD SUFFER AS A RESULT OF SUCH A FAILURE OR BREACH WOULD BE EXTREMELY DIFFICULT TO ASCERTAIN AND THAT THE ABOVE AMOUNT OF LIQUIDATED DAMAGES IS A REASONABLE AND FAIR ESTIMATE OF THE AMOUNT OF ACTUAL DAMAGES THAT WOULD BE SUFFERED.

     15.  Survival and Indemnification.

         (a) All representations, warranties, covenants, indemnities and agreements contained in or made pursuant to this Agreement or in any exhibit, certificate, document or statement delivered pursuant hereto shall survive the transfer of the Purchased Assets, subject only to applicable statutes of limitations.

         (b) Buyer hereby agrees to protect, defend, indemnify and hold harmless Seller, Parent and the respective directors, officers, employees and agents of Seller and Parent from, and to reimburse such parties for, any loss, cost, expense, damage, liability or claim (including, without limitation, any and all fees, costs and expenses whatsoever, which fees, costs and expenses shall be paid as incurred, reasonably incurred by any and all such parties and its or their counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any threatened or asserted claim) arising out of, based upon or resulting from (i) the inaccuracy as of the date hereof or as of any applicable Closing Date of any representation or warranty of Buyer which is contained in or made pursuant to this Agreement; (ii) Buyer's breach of or failure to perform any of its covenants or agreements contained in or made pursuant to this Agreement; or (iii) any Assumed Liability.

         (c) Seller and Parent jointly and severally hereby agree to protect, defend, indemnify and hold harmless Buyer and its directors, officers, employees and agents from, and to reimburse such parties for, any loss, cost, expense, damage, liability or claim (including, without limitation, any and all fees, costs and expenses whatsoever, which fees, costs and expenses shall be paid as incurred, reasonably incurred by any and all such parties and its or their counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any threatened or asserted claim) arising out of, based upon, or resulting from (i) the inaccuracy as of the date hereof or as of any applicable Closing Date of any representation or warranty of either Seller or Parent which is contained in or made pursuant to this Agreement; (ii) the breach of or failure to perform any of the covenants or agreements of either Seller or Parent contained in or made pursuant to this Agreement; or (iii) any liability or obligation of Seller that is not expressly assumed by Buyer under or pursuant to this Agreement asserted after the Initial Closing or the Second Closing, as the case may be, and attributable to the period prior to such Closing.

         (d) If at any time an indemnified party hereunder learns of any claim or basis of any claim which could result in liability of any indemnifying party under its indemnification obligations hereunder, the indemnified party shall give to the indemnifying party written notice within such time as is reasonable under the circumstances, describing such claim in reasonable detail. If such claim is a third party claim, the indemnifying party shall have sole control over, and shall assume all expense with respect to, the defense or settlement of such claim; provided, however, that:
(i) the indemnified party or parties (represented by Buyer or Seller, as the case may be) shall have the right to approve of legal counsel selected by the indemnifying party, which approval shall not be unreasonably withheld; (ii) the indemnified party or parties shall be entitled to participate in the defense of such claim and to employ counsel at its or their own expense to assist in the handling of such claim; and (iii) the indemnifying party shall obtain the prior written approval of the indemnified party or parties, which shall not be unreasonably withheld, before entering into any settlement, adjustment or compromise of such claim or ceasing to defend against such claim, if pursuant thereto or as a result thereof there would be imposed injunctive or other equitable relief against the indemnified party or parties. If the indemnifying party does not assume control over the defense or settlement of such claim as provided above, the indemnified party or parties shall have the right to defend and settle the claim in such manner as it or they may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party or parties therefor.

     16. Sales Taxes; expenses of Transfer and Legal Fees. All sales or use taxes payable in connection with the transactions contemplated hereby shall be paid by Buyer, and Buyer shall pay to Seller together with its payment of the Purchase Price any and all amounts required to be collected or remitted by Seller in respect of such taxes. The reasonable fees and expenses of Seller's counsel in preparing this Agreement, the Original Agreement and the Terms Sheet leading to the execution of the Original Agreement and this Agreement and consummating the transactions contemplated hereby, and the reasonable fees and expenses of Buyer's counsel in reviewing the Original Agreement and this Agreement and consummating the transactions contemplated by this Agreement, shall be borne equally by the parties, and each party shall promptly remit to the other its portion of such fees and expenses upon presentation of an invoice to the obligated party. Except as set forth above, each party shall pay all costs and expenses, including without limitation the fees of counsel and all brokers' or finders' fees, incurred by or on behalf of such party in connection with this Agreement and the transactions contemplated hereby. Without limiting the foregoing, neither Seller nor Parent shall have any liability or obligation to Buttonwood Financial Corporation, which has acted as an adviser to Buyer in connection with this Agreement and the transactions contemplated hereby. If any litigation or other proceeding between the parties is commenced in connection with or related to this Agreement, the losing party shall pay the reasonable attorneys' fees and costs and expenses of the prevailing party incurred in connection therewith.

     17. Entire Agreement. This Agreement, the schedules and exhibits hereto and the other agreements, documents and instruments delivered or to be delivered pursuant hereto or contemplated hereby set forth the entire understanding of the parties with respect to the subject matter hereof, supersede any and all prior agreements, arrangements and understandings, and any and all contemporaneous oral agreements, arrangements and understandings, with respect to the subject matter hereof. This Agreement may be modified only by a written instrument duly executed by each party affected by any such modification. No breach of any covenant, agreement, warranty or representation made herein or in any such schedules, exhibits, agreements, documents or instruments shall be deemed waived unless expressly waived in writing by the party who might assert such breach.

     18. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed to constitute an original.

     19.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA
WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS RULES AND LAWS.

     20. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or delivered in person or by commercial courier against receipt or by facsimile copy with confirmed receipt, as follows:

               If to Seller or Parent:
                    HemaBiologics, Inc.
                         or
                    HemaCare Corporation  (as the case may be)
                    4954 Van Nuys Boulevard
                    Sherman Oaks, California  91403
                    Attention:  Hal I. Lieberman, President and
                     Chief Executive Officer
                    Telecopier:  (818) 386-6522
                    Telephone:  (818) 986-3833
               with a copy to:
                    Sanders, Barnet, Goldman, Simons & Mosk
                    A Professional Corporation
                    1901 Avenue of the Stars, Suite 850
                    Los Angeles, California  90067-6078
                    Attention:  Gordon R. Kanofsky, Esq.
                    Telecopier:  (310) 553-2435
                    Telephone:  (310) 551-8407
               If to Buyer:
                    Atopix Pharmaceuticals Corporation
                    5 Park Plaza, Suite 600
                    Irvine, California  92714
                    Attention:  William Pollack, President
                    Telecopier:  (714) 851-1845
                    Telephone:  (714) 622-1845
               with a copy to:
                    Boldra & Klueger
                    15760 Ventura Boulevard, Suite 1900
                    Encino, California  91436
                    Attention:  Robert Klueger, Esq.
                    Telecopier:  (818) 784-9747
                    Telephone:  (818) 784-9601

or to such other address as either party shall have furnished in writing in accordance with the provisions of this Section. Any notice or other communication mailed by registered or certified mail shall be deemed given at the earlier of the time of its receipt by the addressee or three days after the time of mailing thereof. Any notice or other communications given by any other means shall be deemed given at the time of its receipt by the addressee.

     21. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and assigns, but this Agreement may not be assigned by either Buyer or Seller without the written consent of the other, except that Seller may assign any of its rights and may delegate any of its duties hereunder to Parent.

     22. Disclosures. Without the prior written consent of Seller, Buyer shall not prior to the Second Closing make any public disclosure of or relating to this Agreement or the transactions contemplated hereby, which consent shall not be unreasonably withheld with respect to disclosures proposed to be made in securities offerings documents in connection with the Private Placement. Notwithstanding the foregoing, neither Seller nor Parent nor their respective officers, directors, employees and agents shall have any responsibility for any alleged or proven misstatements, omissions or misleading statements contained in such offering documents, which shall be the sole responsibility of Buyer.

     23. Headings. The headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

     24. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby and the parties will use all reasonable efforts to substitute one or more valid, legal and enforceable provisions which, insofar as practicable, implement the purpose and intent hereof. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     25. Further Assurances. After any Closing under this Agreement, for no further consideration but without incurring any material expense, each of Seller and Parent shall perform all such other action (including, without limitation, the use of Seller's best efforts to achieve transfer of registrations, permits, approvals and the like as contemplated by this Agreement) and shall execute, acknowledge and deliver all such assignments, transfers, consents and other documents as Buyer or its counsel may reasonably request to vest in Buyer, and protect Buyer's right, title and interest in, and enjoyment of, the Purchased Assets conveyed at such Closing.
Buyer shall similarly perform all such other action and shall execute, acknowledge and deliver all such other documents as Seller, Parent or their counsel may reasonably request to perfect and protect Seller's and/or Parent's rights under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              SELLER:
                              HEMABIOLOGICS, INC.


                              By:  /s/ Hal I. Lieberman
                                   -------------------------------
                                   Hal I. Lieberman, President and
                                   Chief Executive Officer


                              PARENT:
                              HEMACARE CORPORATION


                              By:  /s/ Hal I. Lieberman
                                   -------------------------------
                                   Hal I. Lieberman, President and
                                   Chief Executive Officer


                              BUYER:
                              ATOPIX PHARMACEUTICALS CORPORATION


                              By:  /s/ William Pollack
                                   -------------------------------
                                   William Pollack, President

                       LIST OF EXHIBITS AND SCHEDULES



Exhibit 1           Form of Promissory Note
Exhibit 2           Form of Security Agreement

Schedule A-1        San Diego Product Licenses
Schedule A-2        Sherman Oaks Product Licenses
Schedule B          Other San Diego Equipment
Schedule C          Description of Materials Inventory-San Diego Center
Schedule D-1        Valencia Clean Room Equipment
Schedule D-2        Other Valencia Equipment
Schedule E-1        Long-Term Assumed Contracts
Schedule E-2        Terminable Contracts